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                                                                   EXHIBIT 10.20


                  AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENTS


          THIS AMENDMENT NO. 2 (the "Amendment"), dated as of May 29, 1996, is by and among JP FOODSERVICE DISTRIBUTORS, INC., a corporation organized under the laws of Delaware (the "Company"), and each of the financial institutions that is a signatory hereto (individually, a "Purchaser" and, collectively, the "Purchasers").

          The Company and the Purchasers are parties to six separate Note Purchase Agreements, each dated as of November 10, 1994 and amended as of November 10, 1994 (as heretofore amended and supplemented and in effect on the date hereof, the "Note Agreements"), providing, subject to the terms and conditions thereof, for the purchase and sale of the Company's 8.55% Senior Notes due 2004 in the aggregate principal amount of $85,000,000. The Company and the Purchasers wish to amend the Note Agreements in certain respects, and accordingly, the parties hereto hereby agree as follows:

          1.   DEFINITIONS.   Unless otherwise defined in this Amendment,
terms defined in the Note Agreements as amended hereby are used herein as defined therein.

          2.   AMENDMENTS.    Subject to the satisfaction of the conditions
precedent specified in Section 3 below, but effective as of the date hereof, the Note Agreements shall be amended as follows:

          2.1  Amendments to Section 9.1.    (a) Section 9.1 of the Note
Agreements is hereby amended by inserting, in the alphabetically appropriate place, the following definitions:

               "Amendment No. 2: Amendment No. 2 dated as of May 29, 1996 to this Agreement and the Other Agreements among the Company and the holders of Notes party thereto.

               Enterprise Funding Financing:  the transaction contemplated by
          (i) the draft dated 5/22/96 of the Receivables Purchase Agreement among the Company, Illinois Fruit & Produce Corp., Sky Bros., Inc., JPFD Funding Company and JP Foodservice, Inc. and (ii) the draft dated 5/20/96 of the Transfer and Administration Agreement among the Company, Enterprise Funding Corporation, JPFD Funding Company, Nationsbank, N.A., as Agent, and certain other parties.
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               Net Receivables: on any date, in respect of any Permitted
          Receivables Financing, the outstanding balance of accounts receivable sold, transferred, pledged or otherwise subject to Liens, in each case, to or in favor of a Receivables Financier in connection with such Permitted Receivables Financing, excluding any accounts receivables not included in the calculation of the Receivables Financier's percentage interest in the Transferred Assets (it being understood that only the percentage interest shall be included in this calculation) or borrowing base (such excluded accounts receivables may include, without limiting the foregoing in any manner, any such accounts receivables (x) not meeting the eligibility criteria under such Permitted Receivables Financing, (y) exceeding the applicable concentration limits set forth for such Permitted Receivables Financing, or (z) which are or become defaulted, delinquent, charged-off or otherwise cease to be creditworthy as set forth in, and as determined in accordance with, such Permitted Receivables Financing).

               Permitted Receivables Financing: any transaction involving one or more sales, contributions or other conveyances by the Company and/or any Restricted Subsidiary of any accounts receivable (together with certain related property relating thereto and the right to collections thereon, being the 'TRANSFERRED ASSETS') to a Subsidiary (including a Subsidiary which is a Restricted Subsidiary) or Affiliate of the Company (with respect to any such transaction, the 'RECEIVABLES FINANCING SPC'), which Receivables Financing SPC then either (x) sells (as determined in accordance with GAAP) such Transferred Assets (or percentage interests therein) to any Person that is not a Subsidiary or Affiliate of the Company (with respect to any such transaction, the 'RECEIVABLES FINANCIER'), (y) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (z) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier, provided that (i) such receivables financing shall not involve any recourse to the Company or any Restricted Subsidiary (other than the Receivables Financing SPC) for any reason other than
          (A) repurchases of non-eligible receivables, (B) indemnifications for losses (including any adjustments for dilutions), other than credit losses related to the receivables sold in such financing, and
          (C) payment of all costs, fees, expenses and indemnities relating to such receivables financing, (ii) such receivables
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          financing shall not include any Guaranty by the Company or any
          Restricted Subsidiary, it being understood that payment by the Company or any Restricted Subsidiary of any amount of the type described in the immediately preceding clause (i) which is owing by it to the Receivables Financing SPC shall not be deemed to be a Guaranty notwithstanding that an identical amount may by owing by the Receivables Financing SPC to the Receivables Financier, (iii) the holders of a majority in aggregate unpaid principal amount of the Notes shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold to the Receivables Financier and any termination events, shall be (in the good faith understanding of such holders) consistent with those prevailing in the market for similar transactions involving receivables and originators of similar credit quality and a receivables pool of similar characteristics or which are otherwise reasonably acceptable to such holders (provided that, solely for purposes of this clause (iii), the Enterprise Funding Financing shall be deemed to be acceptable to such holders), (iv) the documentation for such transaction shall not be amended or modified to modify the calculation of the Net Receivables thereunder, to permit the acquisition of interests in the Transferred Assets by the Receivables Financier in excess of the Permitted Receivables Financing Over-Collateralization Amount, or in any other manner which is materially inconsistent with the terms and provisions of Amendment No. 2 (and/or any other amendment to this Agreement and the Other Agreements which deals with the requirements for a Permitted Receivables Financing) (other than, in each case, for the requirement that any such amendment or modification (or any of the relevant documents affected thereby) satisfy the requirements set forth in the immediately preceding clause (iii)) without the prior written approval of holders of a majority in aggregate unpaid principal amount of the Notes (which approval shall not be unreasonably withheld), (v) at no time in connection with any particular receivables financing shall the outstanding face amount of Net Receivables sold, transferred or pledged pursuant thereto in which the applicable Receivables Financier has an interest (it being understood that if such interest is a percentage interest, only that percentage thereof shall be included in this calculation) exceed 130% of the aggregate outstanding balance of all fundings, financings or purchases made by such Receivables Financier to the Receivables Financing SPC and (vi) the maximum principal amount of all fundings,
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          financings and purchases of accounts receivables by any Receivables
          Financier to any Receivables Financing SPC under all such receivables financings shall not at any time exceed $50,000,000 in the aggregate.

               Permitted Receivables Financing Amount: at any time with respect to any Permitted Receivables Financing, the aggregate balance of all cash received by the Receivables Financing SPC from the Receivables Financier in respect of purchase proceeds or principal under such financing minus the aggregate amount of all payments received by the Receivables Financier and applied to the repayments of such amounts; it being understood and agreed that any amounts previously applied as aforesaid which are subsequently required to be repaid, disgorged or otherwise returned by the Receivables Financier shall be deemed to have never been received and applied by the Receivables Financier.

               Permitted Receivables Financing Over-Collateralization Amount: with respect to any Permitted Receivables Financing, the excess from time to time of (x) the outstanding face amount of the Net Receivables subject to the Receivables Financier's interest in connection with such financing (it being understood that if such interest is a percentage interest only that percentage of such Net Receivables shall be included in this calculation) over (y) the Permitted Receivables Financing Amount of such Permitted Receivables Financing.

               Receivables Financier: as defined in the definition of "Permitted Receivables Financing" set forth in this Section 9.1.

               Receivables Financing SPC: as defined in the definition of "Permitted Receivables Financing" set forth in this Section 9.1.

               Transferred Assets: as defined in the definition of "Permitted Receivables Financing" set forth in this Section 9.1."

     (b) Section 9.1 of the Note Agreements is hereby amended by restating in its entirety clause (c) of the definition of Debt in such Section 9.1, as follows:

               "Debt: as applied to any Person, as of any date of determination (without duplication):

                                  **********
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                    (c) all obligations secured by any Lien (other than a Lien deemed to exist in connection with any Permitted Receivables Financing (including any related filings of financing statements) provided that (i) for purposes of Section 6.2(c), all Permitted Receivables Financing Amounts shall be considered Debt, (ii) the Company or any of its Restricted Subsidiaries may consummate a Permitted Receivables Financing otherwise permitted by the terms of this Agreement notwithstanding the provisions of Section 6.3, provided that the Permitted Receivables Financing Amount in respect of such Permitted Receivables Financing shall be considered Debt in any computation otherwise required by (or by reference to) Section
               6.3 and (iii) for no other purpose shall any obligation incurred by the Company or any of its Restricted Subsidiaries pursuant to any Permitted Receivables Financing be considered Debt, and it being understood and agreed that the Permitted Receivables Financing Amount in respect of any Permitted Receivables Financing shall be deemed to be an obligation secured by Liens in connection with a Permitted Receivables Financing) on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of such obligations;".

     (c) Section 9.1 of the Note Agreements is hereby amended by restating in its entirety the definition of Interest Expense in such Section 9.1 as follows:

               "Interest Expense: as applied to any Person, for any period, the sum of the following amounts for such Person: (a) the aggregate amount of all interest accrued (whether or not actually paid) during such period on Debt (including, without limitation, (i) imputed interest on Capital Lease Obligations and (ii) all imputed interest, whether in the form of "yield", "discount" or other similar item, that accrues in respect of the Permitted Receivables Financing Amount of any Permitted Receivables Financing entered into by such Person (or by any Subsidiary of such Person or any other Person "controlled" (as such term is defined in the Securities Act and the rules and regulations thereunder)), together with any fees payable thereunder, plus (b) amortization of debt discount and expense during such period, plus (c) all fees and commissions payable in connection with any letters of credit during such period. Unless otherwise specified, any reference to Interest Expense for any period is
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          intended as a reference to the sum for such period of said amounts for the Company and its Restricted Subsidiaries on a consolidated basis after eliminating all intercompany transactions."

     (d) Section 9.1 of the Note Agreements is hereby amended by restating in its entirety clause (b) of the definition of Priority Debt Amount in such
Section 9.1 as follows:

          "(b) the aggregate principal amount outstanding on such date of all Debt of the Company and its Restricted Subsidiaries secured by Liens (other than Liens permitted by subdivisions (a) through (i) and subdivision (k) of Section 6.4), plus the aggregate amount of all Permitted Receivables Financing Over-Collateralization Amounts,".

     2.2 Amendments to Section 6.4. Section 6.4 of the Note Agreements is hereby amended by (i) deleting the word "and" at the end of existing subdivision (i) thereof, (ii) replacing the period (".") at the end of existing subdivision (j) thereof with ", and ", (iii) amending the reference to "subdivision (j)" in the first sentence of the last paragraph of such
Section 6.4 to a reference to "subdivision (k)" and (iv) inserting the following new subdivision (k):

               "6.4. Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any character of the Company or any of its Restricted Subsidiaries (whether held on the date hereof or hereafter acquired) or any interest therein or any income or profits therefrom except:

                                  **********

               (k) Liens in favor of a Receivables Financing SPC or Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable receivables and related property (or percentage interests therein) actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction."

     2.3 Amendments to Section 6.8. Section 6.8 of the Note Agreements is hereby amended as follows:

     (i)  by restating subdivision (a) thereof in its entirety as follows:
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               "6.8.  Consolidation, Merger, Sale of Assets, etc. The Company
          will not, and will not permit any of its Restricted Subsidiaries to, voluntarily liquidate or dissolve or consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge with or into it, or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its assets to any other Person, except that, subject in any event to compliance with the last paragraph of this Section 6.8:

                      (a) the Company and/or any Restricted Subsidiary may sell or otherwise dispose of its assets (i) in the ordinary course of its business as such business is permitted to be conducted in compliance with Section 6.10 and (ii) in a Permitted Receivables Financing; or"; and

     (ii) by restating the last sentence of the last paragraph thereof in its entirety as follows:

          "Nothing contained in this Section shall permit (i) the disposition of assets consisting of Debt, stock or similar interests or other securities (or warrants, rights or options to acquire stock or other securities) of any Restricted Subsidiary unless such disposition, if subject to Section 6.7, is also permitted by Section 6.7, or (ii) the disposition of any Transferred Assets (or any interest therein) by the Company or any Restricted Subsidiary to any Unrestricted Subsidiary except in connection with a Permitted Receivables Financing.".

     2.4 Amendments to Section 6.9. Section 6.9(a) of the Note Agreements is hereby amended by adding the following sentence at the end thereof:

          "Nothing contained in this Section shall permit the disposition of any accounts receivable (or any interest therein) by the Company or any Restricted Subsidiary to any Unrestricted Subsidiary except in connection with a Permitted Receivables Financing.".

     2.5 Amendments to Section 6.21. Section 6.21 of the Note Agreements is hereby amended by inserting "(other than any Subsidiary created in connection with any Permitted Receivables Financing for the sole purpose of, and whose business activities are (and at all times remain) limited to, purchasing accounts receivable (or any interests therein) from the Company or any of its Restricted Subsidiaries and selling, transferring or conveying such accounts receivables (or any interests therein) the Receivables Financier for such Permitted Receivables
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Financing)" after the phrase "The Company will cause each Subsidiary".

     3.   CONDITIONS TO EFFECTIVENESS

     3.1 Amendment Effective Date. This Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this
Section 3 shall have been satisfied, and thereafter, this Amendment shall be known, and may be referred to, as "Amendment No. 2."

     3.2 Execution of Counterparts of Amendment. Each Purchaser shall have received executed counterparts (or other evidence of execution, including telephonic message, satisfactory to such Purchaser) of this Amendment by each of the Company and Purchasers holding the requisite percentage of outstanding Notes.

     3.3 Evidence of Authority, etc. Each Purchaser shall have received all documents (including without limitation legal opinions of counsel) it may reasonably request relating to the corporate authority and the validity of this Amendment, all in form and substance satisfactory to such Purchaser.

     3.4 Amendment of Credit Agreement. Each Purchaser shall have received a copy, certified by an appropriate officer of the Company as true and complete, of an amendment to the Credit Agreement in substantially the form of Schedule 1 attached hereto.

     4.   MISCELLANEOUS

     4.1 Effect of Amendment. As amended by this Amendment, each of the Note Agreements is in all respects ratified and confirmed and each of the Note Agreements as so amended shall remain in full force and effect; and, except as provided in this Amendment, no other modification or waiver of any of the terms of the Note Agreements shall be deemed effected by the execution of this Amendment.

     4.2 Reference to Note Agreements. At such time as this Amendment shall become effective pursuant to the terms of Section 3.1 above, all references to the Note Agreements shall be deemed to refer to the Note Agreements as amended by this Amendment.

     4.3 Representations and Warranties. The Company hereby represents and warrants that (i) the representations and warranties contained in Section 7 of the Note Agreements (as amended by this Amendment) are correct on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein and (ii) no Default or Event of Default exists under the Note Agreements on and as of the date hereof.
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     4.4  Expenses. The Company agrees to pay all reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by the Purchasers in connection with the preparation, execution and delivery of this Amendment.

     4.5  Counterparts.   This Amendment may be executed by the parties hereto
in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     4.6 LAW GOVERNING. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     4.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

                              JP FOODSERVICE DISTRIBUTORS, INC.


                              By /s/ GEORGE T. MEGOS
                                 ----------------------------
                                 Name: George T. Megos
                                 Title: Vice President, Finance

                              TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA

                              By /s/ JOHN LITCHFIELD
                                 ----------------------------
                                 Name: JOHN LITCHFIELD
                                 Title: DIRECTOR-PRIVATE PLACEMENTS

                              CONNECTICUT GENERAL LIFE
                                INSURANCE COMPANY
                              By CIGNA Investments, Inc.

                              By /s/ EDWARD LEWIS
                                 ----------------------------
                                 Name: EDWARD LEWIS
                                 Title: MANAGING DIRECTOR

                              CONNECTICUT GENERAL LIFE
                                INSURANCE COMPANY, on behalf
                                of one or more separate
                                accounts
                              By CIGNA Investments, Inc.

                              By /s/ EDWARD LEWIS
                                 ----------------------------
                                 Name: EDWARD LEWIS
                                 Title: MANAGING DIRECTOR
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                                      11


                              LIFE INSURANCE COMPANY OF
                                NORTH AMERICA
                              By CIGNA Investments,  Inc.

                              By /s/ EDWARD LEWIS
                                 ----------------------------
                                 Name:  EDWARD LEWIS
                                 Title: MANAGING DIRECTOR

                              THE TRAVELERS INSURANCE COMPANY

                              By /s/ ROBERT M. MILLS
                                 ----------------------------
                                 Name: ROBERT M. MILLS
                                 Title: Associate Investment Officer

                              THE VARIABLE ANNUITY LIFE
                                INSURANCE COMPANY

                              By
                                 ----------------------------
                                 Name:
                                 Title: